Deutsche Bank

Annual General Meeting 2025

Exhibit 99.3

  1. Information on Agenda Item 1 pursuant to § 124a sentence 1 No. 2 Stock Corporation Act

Pursuant to §§ 172, 173 Stock Corporation Act, voting on Agenda Item 1 is not provided for as the Supervisory Board has approved the Annual Financial Statements and Consolidated Financial Statements prepared by the Management Board, thus the Annual Financial Statements have been established. § 175 (1) sentence 1 Stock Corporation Act merely stipulates that the Management Board convenes the General Meeting for the purpose (inter alia) of accepting the established Annual Financial Statements and Management Report as well as for voting on the appropriation of distributable profit (if applicable) and, in the case of a parent company, also for the purpose of accepting the Consolidated Financial Statements and Management Report as approved by the Supervisory Board. The special case pursuant to § 173 Stock Corporation Act, according to which the General Meeting would be entrusted with establishing the Annual Financial Statements if the Management Board and Supervisory Board decide this, also does not apply. The Management Board and Supervisory Board have not taken such a resolution.

  2. Information pursuant to §   121 (3) sentence  3 No.   3 Stock Corporation Act on shareholders’ rights

The Notice of the General Meeting includes details on shareholders’ rights pursuant to §§ 118a (1), 122 (2), 126 (1) and (4), 127, 130a, 131, 245 Stock Corporation Act. The following information is intended for further clarification purposes.

  a) Requests for additions to the Agenda in accordance with §   122 (2) Stock Corporation Act

Shareholders whose aggregate shareholdings represent 5% of the share capital or the proportionate amount of €500,000 (the latter of which corresponds to 195,313 shares) may request that items be placed on the Agenda and published.

The request must be addressed to the Management Board of the company and be received by the company at the latest by Monday, April 21, 2025, 24:00 Central European Summer Time (CEST). Such requests are to be sent in writing to the following address:

Deutsche Bank Aktiengesellschaft

Management Board

D-60262 Frankfurt am Main

Germany

or in electronic form pursuant to § 126a German Civil Code (BGB), i.e., submission of such request with the name and a qualified electronic signature added via e-mail, to:

DeutscheBank.Hauptversammlung@db.com

Deutsche Bank

Annual General Meeting 2025

Each new item of the Agenda must also include a reason or a resolution proposal. Pursuant to § 122 (2) in conjunction with (1) Stock Corporation Act, shareholders making such requests must prove that they have owned the required number of shares for at least 90 days prior to the day the request is received and that they will hold the shares until the Management Board decides on the request. § 121 (7) Stock Corporation Act is to be applied mutatis mutandis to the calculation of the period. According to this, the days are counted back, whereby the day on which the request is received shall not be included, and any move from a Sunday, Saturday or public holiday to a preceding or subsequent business day shall not be possible. §§ 187 to 193 German Civil Code shall not be applied mutatis mutandis . § 70 Stock Corporation Act applies when calculating the time for which shares have been held. According to this, a claim to the transfer of ownership vis-à-vis a credit institution, a financial services provider, a securities institution or an enterprise operating pursuant to § 53 (1) sentence 1 or § 53b (1) sentence 1 or (7) of the German Banking Act is considered to be the same as ownership. The period during which the share was owned by a predecessor in title shall be attributed to the shareholder, provided that he has acquired the share without consideration, from his fiduciary, as a successor in title by operation of law, in connection with the dissolution of a community of interests or as a result of a transfer of assets in accordance with § 13 of the Insurance Supervision Act or § 14 of the Building and Loan Associations Act (§ 70 sentence 2 Stock Corporation Act).

Additional Agenda Items that are to be published – if they have not already been published upon convening the General Meeting – will be published in the German Federal Gazette ( Bundesanzeiger ) without delay after the company receives them and forwarded for publication to other such media that can be expected to distribute the information throughout the European Union. Furthermore, without delay after receipt by the company, the additional Agenda Items will be made accessible on the website agm.db.com and announced to all shareholders.

Below is the wording of the provisions of the Stock Corporation Act upon which this shareholder right is based:

§ 122 (1) and (2) (Convening a meeting at the request of a minority)

  (1) The general meeting shall be c onvened if shareholders whose aggregate shareholdings equal or exceed one-twentieth of the share capital, demand such meeting in writing, stating the purpose of and reasons for such a meeting; such demand shall be addressed to the management board. The articles may provide that the right to demand a general meeting shall require another form or the holding of a lower proportion of the share capital. Persons submitting a request must prove that they have held the shares for at least 90 days before the date the request is received and that they hold the shares until the management board decides on the request. §   121 (7) shall be applied mutatis mutandis .

Deutsche Bank

Annual General Meeting 2025

  (2) In the same manner , shareholders whose aggregate shareholdings amount to one-twentieth of the share capital or represent an amount of the share capital corresponding to 500,000 euros, may request that items are placed on the agenda and published. Each new item shall be accompanied by the reasons for it or a resolution proposal. The request in the sense of sentence 1 shall be provided to the company at least 24 days, in the case of listed companies at least 30 days, prior to the meeting; the day of receipt shall not be included in this calculation.

  b) Proposal s and election proposals pursuant to § §   126 (1) and  (4), 127 , 130a (5) sentence 3, 118a (1) sentence 2 No. 3 Stock Corporation Act

The company’s shareholders may submit counterproposals to the proposals of the Management Board and/or Supervisory Board on specific Agenda Items and election proposals as defined under § 127 Stock Corporation Act before the General Meeting. Such counterproposals (with their reasons) and election proposals are to be sent solely to:

Deutsche Bank Aktiengesellschaft

Investor Relations

D-60262 Frankfurt am Main

Germany

e-mail: DeutscheBank.Hauptversammlung@db.com

Counterproposals should stipulate a reason; this does not apply to election proposals.

Shareholders’ counterproposals and election proposals that fulfill the requirements and are received by the company at the address or e-mail address specified above by Wednesday, May 7, 2025, 24:00 CEST, at the latest, will be made accessible without undue delay through the website agm.db.com along with the name of the shareholder and, specifically in the case of counterproposals, the reason and, in the case of election proposals, the additional information (if any) to be provided by the Management Board pursuant to § 127 sentence 4 Stock Corporation Act, as well as any comments by Management.

The company is not required to make a counterproposal and its reason or an election proposal accessible if one of the exclusionary elements pursuant to § 126 (2) Stock Corporation Act exists, for example, because the election proposal or counterproposal would lead to a resolution by the General Meeting that breaches the law or the Articles of Association or its reason contains obviously false or misleading information with regard to material points. Furthermore, an election proposal need not be made accessible if the proposal does not contain the name, the profession exercised and the place of residence of the proposed person as well as, for Supervisory Board candidates, their membership in other statutory supervisory boards. The reason for a counterproposal need not be made accessible if its total length is more than 5,000 characters.

Deutsche Bank

Annual General Meeting 2025

The Management Board must make shareholders’ proposals for the election of Supervisory Board members accessible – if the relevant conditions specified above are fulfilled – along with the following information:

— notice of the requirements of § 96 (2) Stock Corporation Act,

— information on whether the joint fulfilment of the quotas was contested in accordance with § 96 (2) sentence 3 Stock Corporation Act, and

— information on how many positions on the Supervisory Board must be filled by women and men, respectively, in order to fulfil the minimum quota requirements pursuant to § 96 (2) sentence 1 Stock Corporation Act.

Counterproposals and election proposals that are to be made accessible by the company in accordance with § 126, § 127 Stock Corporation Act are, in accordance with § 126 (4) Stock Corporation Act, deemed to have been put forward at the time they are made accessible. Voting on them can take place following timely registration. The counterproposal or election proposal does not have to be dealt with at the General Meeting if the shareholder who submitted the proposal or election proposal is not registered as a shareholder in the share register of the company and is not properly registered for the General Meeting.

Furthermore, shareholders connected electronically to the General Meeting can submit counterproposals, election proposals and other proposals within the permissible framework also during the General Meeting through the means of video communication, i.e., as part of a speech, without the need to submit the proposal or election proposal in advance in accordance with § 126, § 127 Stock Corporation Act (§ 130a (5) sentence 3, § 118a (1) sentence 2 No. 3 Stock Corporation Act). For this, it is necessary that the shareholder is registered using the access-protected shareholder portal at the website address agm.db.com/aktionaersportal (hereinafter also referred to as “Shareholder Portal”) for a speech, as part of which the shareholder can then submit his or her proposal or election proposal. A more detailed description of the procedure set out for this, as well as the legal and technological prerequisites and the authority of the Chair of the General Meeting to determine appropriate restrictions on the speaking time and the time for submitting questions is given in section lit. d) below.

Speeches, proposals and election proposals in accordance with § 118a (1) sentence 2 No. 3 Stock Corporation Act as well as all relevant types of requests for information pursuant to § 131 Stock Corporation Act are to be made in principle in German. However, in the interests of a participation as broad as possible of shareholder groups, the company offers its English-speaking shareholders and/or their authorized representatives who do not have their own interpreters the possibility to also give their speeches in English, which will then be translated by interpreters engaged by the company. In this context, as well, only the German language version is decisive; neither the company nor its interpreters are liable for any inaccuracies in the translation.

Below is the wording of the provisions of the Stock Corporation Act upon which these aforementioned rights are based and which also set out the requirements under which it is possible to refrain from publishing counterproposals and election proposals:

Deutsche Bank

Annual General Meeting 2025

§ 126 Proposals by shareholders

  (1) Proposals by shareholders together with the shareholder’s name, the reasons for which the proposals are being made, and any position taken by the management shall be made accessible to the persons entitled pursuant to §   125 (1) to (3) under the conditions stated therein if at least 14 days before the meeting the shareholder sends to the address indicated in the notice of the general meeting a counterproposal regarding a proposal of the management board and supervisory board as to an item on the agenda. The date of receipt shall not be taken into account. In the case of listed companies, publishing shall be via the company’s website. §   125 (3) shall apply mutatis mutandis .

  (2) A counterproposal and the reason for this need not be made accessible
    1. insofar as the management board would become criminally liable by making it accessible ,
    2. if the counterproposal would result in a resolution of the general meeting which would be illegal or would violate the articles of association ,
    3. if the grounds contain statements which are manifestly false or misleading in material respects or which are libelous ,
    4. if a counterproposal of such shareholder based on the same facts has already been published with respect to a general meeting of the company pursuant to §   125 ,
    5. if the same counterproposal of such shareholder on essentially identical grounds has already been published pursuant to §   125 to at least two general meetings of the company within the past five years and at such general meetings less than one-twentieth of the share of capital represented has voted in favour of such counterproposal ,
    6. if the shareholder indicates that he will neither attend nor be represented at the general meeting , or
    7. if within the past two years at two general meetings the shareholder has failed to make or cause to be made on his behalf a counterproposal communicated by him.

The reason need not be made accessible if its total length is more than 5,000 characters.

  (3) If several shareholders make counterproposals for resolution in respect to the same subject matter, the management board may combine such counterproposals and the respective reasons specified for them .

  (4) In the case of a virtual general meeting, proposals to be made a ccessible in accordance with Section 126 (1) through (3) shall be deemed to have been submitted at the time they are made a c cessible . The company shall enable voting rights on these proposal s to be exercised as soon as the shareholders can prove that they meet the requirements for exercising voting rights stipulated by law or in the articles. If the shareholder who has submitted the proposal is not duly authorized to do so and, if notification of attendance is required, has not given due notification of attendance at the general meeting, the proposal does not have to be dealt with at the general meeting.

Deutsche Bank

Annual General Meeting 2025

§ 127 Election proposals by shareholders

§ 126 shall apply mutatis mutandis to a proposal by a shareholder for the election of a member of the supervisory board or external auditors. No reasons need be given for the election proposal. The management board need not make accessible such election proposal also in those cases in which the proposal does not contain the details required by § 124 (3) sentence 4 and § 125 (1) sentence 5. For the election of supervisory board members of listed corporations that are subject to the Co-Determination Act, the Coal and Steel Co-Determination Act or the Supplemental Co-Determination Act, the management board shall provide the following information:

  1. notice of the requirements of §   96 (2),
  2. information on whether the joint fulfilment of the quotas was contested in accordance with §   96 (2) sentence   3, and
  3. information on how many positions on the s upervisory b oard must be filled by women and men respectively in order to fulfil the minimum quota requirements pursuant to §   96   (2) sentence   1.

§ 124 (3) sentence 4 (Publication of requests for supplements; proposals for resolutions)

The proposal for the election of members of the supervisory board or auditors shall state their name, profession exercised and place of residence.

§ 125 (1) sentences 1 and 5, (2), (3) (Communications to shareholders and supervisory board members)

  (1) 1 The management board of a company that has not exclusively issued register e d shares shall, at least 21 days before the general meeting, communicate the convening of the general meeting to the following:
  1. intermediaries that have shares of the company in custody,
  2. shareholders and intermediaries that have requested such communication ,
  3. shareholders’ associations that have requested such communication or exercised voting rights on behalf of shareholders at the preceding general meeting.

[…] 5 In the case of listed companies, any proposal for the election of supervisory board members must be accompanied by details on their membership in other supervisory boards whose establishment is required by law; details on membership in comparable domestic and foreign controlling bodies of economic enterprises should also be provided.

  (2) The management board of a company that has issued registered shares shall provide the same communication to those who are registered in the company’s share register at the beginning of the 21st day before the general m eeting as well as to the shareholders and intermediaries that have requested the communication and to the shareholders’ associations that have requested the communication or exercised voting rights on behalf of shareholders at the preceding general meeting .

  (3) Each member of the supervisory board may request that the management board send the same communications to him.

Deutsche Bank

Annual General Meeting 2025

§ 118a (1) sentence 2 No. 3 (Virtual general meeting)

If a virtual general meeting is held, the following requirements must be met:

[…]

3. shareholders connected electronically to the meeting shall be granted the right to submit proposals and election proposals by means of video communication at the meeting,

§ 130a (5) sentence 3 (Right to submit statements and right to speak at virtual general meetings)

Proposals and election proposals pursuant to § 118a (1) sentence 2 number 3, the request for information pursuant to § 131 (1), follow-up questions pursuant to § 131 (1d) and further questions pursuant to § 131 (1e) may be part of the speech.

  c) Right to submit statements pursuant to § 118a (1) sentence 2 No. 6 and § 130a (1) to (4) Stock Corporation Act

Shareholders have the right to submit statements concerning the Items on the Agenda in text form through the means of electronic communication at the latest by Friday, May 16, 2025, 24:00 CEST.

The statement is to be submitted while specifying name and shareholder number solely using the e-mail address specified in the following:

DeutscheBank.Hauptversammlung@db.com

It is asked that the statement length be limited to a reasonable size in order to enable a proper inspection of the statements. A length of 10,000 characters at a maximum should serve as orientation.

The company will make the statements accessible at the latest on Saturday, May 17, 2025, 24:00 CEST, while specifying the name of the submitting shareholder on the website agm.db.com . Statements will not be translated by the company.

The company reserves the right not to make statements accessible to the extent the Management Board would be committing a criminal offense by making them accessible or if the statement has obviously false or misleading content on material points or if it contains offensive remarks or if the shareholder has indicated that he will not participate in and will not be represented at the General Meeting (§ 130a (3) sentence 4, § 126 (2) sentence 1 Nos. 1, 3 and 6 Stock Corporation Act). Furthermore, the company reserves the right not to publish statements if they do not have any recognizable relation to the Agenda of the General Meeting.

It should be noted that any questions, proposals and election proposals as well as objections against resolutions of the General Meeting that are contained in statements will not be considered. Questions, proposals and counterproposals as well as objections against resolutions of the General Meeting are solely to be raised or declared through the means described separately above or below.

Below is the wording of the provisions of the Stock Corporation Act upon which this shareholder right is based:

Deutsche Bank

Annual General Meeting 2025

§ 118a (1) sentence 2 No. 6 (Virtual general meeting)

If a virtual general meeting is held, the following requirements must be met:

[…]

  6. shareholders shall be granted the right to submit statements in accordance with § 130a (1) to (4) by means of electronic communication,

§ 130a (1) to (4) (Right to submit statements and right to speak at virtual general meetings)

  (1) In the case of a virtual general meeting, shareholders shall have the right to submit statements on the items on the agenda prior to the meeting by way of electronic communication using the address communicated for this purpose in the notice of the general meeting. This right may be restricted to shareholders who have duly registered for the meeting. The scope of statements may be appropriately limited in the notice of the general meeting.

  (2) Statements shall be submitted no later than five days before the meeting.

  (3) The statements submitted shall be made a ccessible to all shareholders no later than four days before the meeting. Such disclosure may be restricted to shareholders who have duly registered for the meeting. In the case of listed companies, such disclosure shall be made on the website of the company; in the case of sentence 2 disclosure may also be made on the website of a third party. § 126 (2) sentence 1 number 1, 3 and 6 shall apply mutatis mutandis.

  (4) § 121 (7) shall apply to the calculation of the deadlines specified in (2) and (3) sentence 1.

  d) Right to speak pursuant to § 118a (1) sentence 2 No. 7, § 130a (5) and (6) Stock Corporation Act

At the General Meeting, shareholders and their authorized representatives who are properly registered and electronically connected to the General Meeting have a right to speak through the means of video communication. Proposals and election proposals in accordance with § 118a (1) sentence 2 No. 3 Stock Corporation Act (see section lit. b) above) as well as all relevant types of requests for information pursuant to § 131 Stock Corporation Act (see section lit. e) below) may be part of the speeches. The designated Chair of the General Meeting plans to determine during the meeting in accordance with § 131 (1f) Stock Corporation Act that questions may be raised at the virtual General Meeting only through the means of video communication, i.e., when exercising the right to speak.

Deutsche Bank

Annual General Meeting 2025

Speeches, proposals and election proposals in accordance with § 118a (1) sentence 2 No. 3 Stock Corporation Act as well as all relevant types of requests for information pursuant to § 131 Stock Corporation Act are to be made in principle in German. However, in the interests of a participation as broad as possible of shareholder groups, the company offers its English-speaking shareholders and/or their authorized representatives who do not have their own interpreters the possibility to also give their speeches in English, which will then be translated by interpreters engaged by the company. In this context, as well, only the German language version is decisive; neither the company nor its interpreters are liable for any inaccuracies in the translation.

Authorized participating shareholders and/or their authorized representatives can register for speeches using the Shareholder Portal ( agm.db.com/aktionaersportal ) by using the “Register to speak” button, which will be activated on the day of the General Meeting prospectively around 09:30 CEST. While registering to speak, the shareholder or authorized representative will receive additional information for speeches in the General Meeting publicly broadcast via audio and video.

In accordance with § 19 (2) sentence 1 of the company’s Articles of Association, the Chair of the General Meeting directs the proceedings and determines the sequence of speakers and the sequence in which the Items on the Agenda are dealt with. In accordance with § 19 (2) sentence 2 of the company’s Articles of Association, the Chair of the General Meeting, over the course of the General Meeting, may determine appropriate restrictions on the speaking time, the time for putting questions and/or the total time available in general for speaking and putting questions or for individual speakers.

Minimum technical requirements for exercising the right to speak are a web-enabled device with a camera, microphone and audio output (e.g., loudspeakers or headphones) as well as a stable Internet connection. Recommendations for an optimal functionality of the video communication can be found on the company’s website at agm.db.com .

The company reserves the right to check the functionality of the video communication between the shareholder and company at the General Meeting and before the speech and to refuse such if this functionality is not ensured. Independently of this, the company will offer shareholders and/or their representatives on a non-binding basis the opportunity to test the functionality of the video communication for the speech on the day before the General Meeting. Shareholders and/or their authorized representatives who would like to conduct a test beforehand of their video communication for their speech on the day of the General Meeting must send an e-mail for this on Wednesday, May 21, 2025, by 12:00 CEST, specifying their contact information (name, e-mail address, telephone number) as well as the relevant shareholder number to the following e-mail address: Aktionaersbeitrag.Hauptversammlung@db.com. Subsequently, each shareholder and/or authorized representative will be contacted using the specified contact information to arrange an appointment for such a functionality test of his or her audio and video connection.

Deutsche Bank

Annual General Meeting 2025

Shareholders who make use of the possibility to speak in audio and video during the General Meeting should note that the entire General Meeting, including such speech, will be broadcast live on the Internet for shareholders and interested public viewers without access restrictions and the entire General Meeting, including the speeches, will be recorded. A publicly accessible download of the recording shall not be made available after the General Meeting on the company’s website. Please note that the Chair of the General Meeting will call up each shareholder and/or authorized representative scheduled to speak in specifying their names.

The provisions of the Stock Corporation Act which form the basis of the aforementioned shareholder right, as well as the provision of the Articles of Association on the chairing of the General Meeting and time restrictions on the right to speak and ask questions, read as follows:

§ 118a (1) sentence 2 No. 7 (Virtual general meeting)

If a virtual general meeting is held, the following requirements must be met:

[…]

  7. shareholders connected electronically to the meeting shall be granted the right to speak at the meeting by means of video communication in accordance with § 130a (5) and (6),

§ 130a (5) and (6) (Right to submit statements and right to speak at virtual general meetings)

  (5) Shareholders connected electronically to the meeting shall be granted the right to speak at the meeting by way of video communication. The form of video communication offered by the c ompany shall be used for the speeches. Prop o sal s and election proposals pursuant to § 118a (1) sentence 2 No. 3, the request for information pursuant to § 131 (1), follow-up questions pursuant to § 131 (1d) and further questions pursuant to §   131 (1e) may be part of the speech. § 131 (2) s en t e nce 2 shall apply mutatis mutandis.

  (6) The c ompany may reserve the right in the notice of the general meeting to check the functionality of the video communication between the shareholder and the c ompany in the meeting and prior to the speech and to reject the speech if the functionality is not ensured.

§ 19 (2) sentence 1 and 2 of the Articles of Association

The Chairman directs the proceedings and determines the sequence of speakers and the sequence in which the items on the agenda are dealt with. In the course of the General Meeting he may determine appropriate restrictions on the speaking time, the time for putting questions and/or the total time available in general for speaking and putting questions or for individual speakers.

Deutsche Bank

Annual General Meeting 2025

  e) Right to request information pursuant to §§ 118a (1) sentence 2 No. 4, 130a (5) sentence 3, 131 Stock Corporation Act

Pursuant to § 131 (1) sentence 1 Stock Corporation Act, every shareholder may request information at the General Meeting from the Management Board about company matters insofar as the information is required in order to appropriately adjudge the item of business set out in the Agenda. The obligation to provide information covers the company’s legal and business relations with affiliated companies. The obligation of the Management Board of a parent company as defined in § 290 (1) and (2) German Commercial Code to provide information at the General Meeting at which the Consolidated Financial Statements and Consolidated Management Report are submitted also covers the position of the Group and of the companies included in the Consolidated Financial Statements. Furthermore, pursuant to § 131 (1d) Stock Corporation Act, there is a right to ask follow-up questions concerning all of the answers provided by the Management Board.

The Management Board may refuse to provide information insofar as there is a right to refuse the provision of such information pursuant to § 131 (3) Stock Corporation Act.

Speeches, proposals and election proposals in accordance with § 118a (1) sentence 2 No. 3 Stock Corporation Act as well as all relevant types of requests for information pursuant to § 131 Stock Corporation Act are to be made in principle in German. However, in the interests of a participation as broad as possible of shareholder groups, the company offers its English-speaking shareholders and/or their authorized representatives who do not have their own interpreters the possibility to also give their speeches in English, which will then be translated by interpreters engaged by the company. In this context, as well, only the German language version is decisive; neither the company nor its interpreters are liable for any inaccuracies in the translation. The same applies to answers, for which solely the German language version is decisive.

The designated Chair of the General Meeting plans to determine during the meeting in accordance with § 131 (1f) Stock Corporation Act that the right to request information in the virtual General Meeting may only be exercised through the means of video communication, i.e., as part of a speech (see section lit. d) above).

Deutsche Bank

Annual General Meeting 2025

§ 131 (4) sentence 1 Stock Corporation Act stipulates that if a shareholder has been provided with information due to his capacity as shareholder outside of the General Meeting, this information is to be provided to every other shareholder and/or their authorized representative making a corresponding request at the General Meeting, even if such information is not required in order to appropriately adjudge the item of business set out in the Agenda. Within the framework of the virtual General Meeting it will be ensured that every shareholder and/or authorized representative electronically connected to the General Meeting may send their demands, pursuant to § 131 (4) sentence 1 Stock Corporation Act, depending on his or her choice, as part of a speech by way of video communication and/or through the means of electronic communication through the Shareholder Portal using the button “Demand § 131 (4) AktG”. Such demands are possible using the Shareholder Portal starting from the opening of the General Meeting until its closing by the Chair of the General Meeting; however, as part of a speech by way of video communication only during the debate.

§ 131 (5) sentence 1 Stock Corporation Act stipulates that if a shareholder’s and/or his authorized representative’s request for information is refused, he may demand that his question and the reason for refusing to provide the information be taken to the minutes of the meeting. Within the framework of the virtual General Meeting it will be ensured that every shareholder and/or authorized representative electronically connected to the General Meeting may send his demand that an entry be taken to the minutes pursuant to § 131 (5) sentence 1 Stock Corporation Act, depending on his or her choice, as part of the speech by way of video communication and/or through the means of electronic communication through the Shareholder Portal using the button “Complaint § 131 (5) AktG”. By using this button in the Shareholder Portal, the Notary Public mandated to take the minutes will be notified directly of demands for entries to be taken to the minutes being submitted there. Such demands are possible using the Shareholder Portal starting from the opening of the General Meeting until its closing by the Chair of the General Meeting; however, as part of a speech by way of video communication only during the debate.

The provisions of the Stock Corporation Act which these shareholders’ rights are based on and which also set out the requirements under which it is possible to refrain from providing information is given below:

§ 118a (1) sentence 2 No. 4 (Virtual general meeting)

If a virtual general meeting is held, the following requirements must be met:

[…]

  4. shareholders shall be granted a right to request information pursuant to § 131 by way of electronic communication,

§ 130a (5) sentence 3 (Right to submit statements and right to speak at virtual general meetings)

Proposals and election proposals pursuant to § 118a (1) sentence 2 number 3, the request for information pursuant to § 131 (1), follow-up questions pursuant to § 131 (1d) and further questions pursuant to § 131 (1e) may be part of the speech.

Deutsche Bank

Annual General Meeting 2025

§ 131 Right of shareholders to request information

  (1) Upon request, each shareholder shall be provided with information by the management board at the general meeting regarding the c ompany's affairs to the extent that such information is necessary for a proper evaluation of the item on the agenda. The duty to provide information shall also extend to the legal and business relations of the c ompany with an affiliated company. If a company makes use of the simplifications pursuant to § 266 (1) sent ence 3, § 276 or § 288 of the German Commercial Code, each shareholder may demand that the annual financial statements be presented to him at the general meeting on the annual financial statements in the form which would have been used without these simplifications. The duty of the management board of a parent company (§ 290 (1), (2) of the German Commercial Code) to provide information at the general meeting at which the consolidated financial statements and the group management report are presented also extends to the situation of the Group and the companies included in the consolidated financial statements.

(1a) In the case of a virtual general meeting, (1) sentence 1 shall apply subject to the proviso that the management board may specify that shareholders' questions must be submitted by electronic communication no later than three days before the meeting. § 121 (7) shall apply to the calculation of the deadline. Questions not submitted by the deadline need not be taken into account.

(1b) The scope for submitting questions may be appropriately limited in the notice of the general meeting. The right to submit questions may be restricted to shareholders who have duly registered for the meeting.

(1c) The company shall make duly submitted questions available to all shareholders prior to the meeting and answer them no later than one day before the meeting; § 121 (7) shall apply to the calculation of the deadline. In the case of listed companies, the questions shall be made available and answered on the company's website. § 126 (2) sentence 1 number 1, 3 and 6 shall apply mutatis mutandis to the making available of the questions. If the answers are continuously accessible one day before the start of and at the meeting, the management board may refuse to provide information on these questions at the meeting.

(1d) Every shareholder who is electronically connected to the meeting shall be granted a right to ask follow-up questions at the meeting by means of electronic communication regarding all answers given by the management board before and at the meeting. (2) sentence 2 also applies to the right to ask follow-up questions.

(1e) In addition, every shareholder who is electronically connected to the meeting shall be granted the right at the meeting by means of electronic communication to ask questions on matters which have only arisen after the expiry of the period pursuant to (1a) sentence 1. (2) sentence 2 shall also apply to this right to ask questions.

Deutsche Bank

Annual General Meeting 2025

(1f) The chairman of the meeting may determine that the right to request information pursuant to (1), the right to ask follow-up questions pursuant to (1d) and the right to ask questions pursuant to (1e) may be exercised at the general meeting exclusively by means of video communication.

  (2) The information provided shall comply with the principles of conscientious and faithful accountability. The a rticles of a ssociation or the r ules of p rocedure pursuant to § 129 may authorize the chairman of the meeting to impose reasonable time limits on the shareholder's right to ask questions and to speak and may specify further details.

  (3) The management board may refuse to provide information,
  1. insofar as the provision of the information is likely, according to sound business judgment, to cause not inconsiderable disadvantage to the c ompany or an affiliated company;

2. insofar as it relates to tax valuations or the amount of individual taxes;

3. about the difference between the value at which items are shown in the annual balance sheet and a higher value of these items, unless the general meeting ascertains the annual financial statements;

4. on the accounting and valuation methods, insofar as the disclosure of these methods in the notes suffices to provide a true and fair view of the net assets, financial position and results of operations of the company within the meaning of § 264 (2) of the German Commercial Code; this shall not apply if the general meeting ascertains the annual financial statements;

5. insofar as the management board would become criminally liable by providing the information;

6. insofar as, in the case of a credit institution, a financial services institution or a securities institution, information need not be provided on the accounting and valuation methods applied and the calculations made in the annual financial statements, management report, consolidated financial statements or group management report;

7. insofar as the information is continuously accessible on the company's website for at least seven days prior to the beginning and during the general meeting.

Information may not be refused for other reasons.

  (4) If information has been provided to a shareholder outside the general meeting in his capacity as a shareholder, it shall be provided to any other shareholder at his request during the general meeting, even if it is not necessary for the proper assessment of the item on the agenda. In the case of a virtual general meeting, it must be ensured that any shareholder connected to the meeting electronically can submit his request in accordance with sent ence 1 by means of electronic communication. The management board may not refuse to provide information in accordance with (3) sent ence 1 numbers 1 to 4. Sent ence 1 to 3 shall not apply if a subsidiary (§ 290 (1), (2) of the German Commercial Code), a joint venture (§ 310 (1) of the German Commercial Code) or an associated company (§   311 (1) of the German Commercial Code) provides the information to a parent company (§   290   (1),   (2) of the German Commercial Code) for the purpose of including the company in the consolidated financial statements of the parent company and the information is required for this purpose.

Deutsche Bank

Annual General Meeting 2025

  (5) If a shareholder is refused information, he may demand that his question and the reason for which the information was refused be recorded in the minutes of the meeting. In the case of a virtual general meeting, it must be ensured that every shareholder who is electronically connected to the meeting can submit his demand in accordance with sen tence 1 by means of electronic communication.

  f) Objection pursuant to §§ 118a (1) sentence 2 No. 8, 245 sentence 1 No. 1, sentence 2 Stock Corporation Act

Shareholders and their authorized representatives who are properly registered and electronically connected to the General Meeting have a right to declare an objection against resolutions of the General Meeting through the means of electronic communication. Such declarations can be transmitted through the Shareholder Portal using the button “Objection” starting from the opening of the General Meeting until its closing by the Chair of the General Meeting. The Notary Public mandated to take the minutes will be notified directly of this through the Shareholder Portal.

The provisions of the Stock Corporation Act which form the basis of the aforementioned shareholder right read as follows:

§ 118a (1) sentence 2 No. 8 (Virtual general meeting)

If a virtual general meeting is held, the following requirements must be met:

[…]

  8. shareholders connected electronically to the meeting shall be granted the right to object to a resolution of the general meeting by means of electronic communication.

§ 245 sentence 1 No. 1, sentence 2 (Authority to bring an action for avoidance)

1 The following shall have authority to bring an action for avoidance:

  1. any shareholder attending the general meeting, provided they ha ve already acquired the shares prior to the agenda having been published by notice and provided they raised an objection concerning the resolution and had it recorded in the minutes ; […]

2 In the case of a virtual general meeting, all shareholders connected to the meeting electronically shall be deemed to be in attendance within the meaning of sentence 1 number 1.

This version of the Information on Agenda Item 1 and Shareholders‘ Rights is an English convenience translation of the German original. For purposes of interpretation, the German text shall be authoritative and final.